ANNUAL CERTIFICATEHOLDERS' STATEMENT
                  _____________________________________________
                             PROVIDIAN MASTER TRUST
                                  SERIES 1997-3
                  _____________________________________________

     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1997-3 Supplement dated as of June 1, 1997 (as amended and supplemented, the "Series Supplement"), between Providian National Bank ("PNB"), formerly known as First Deposit National Bank, Seller and Servicer, and Bankers Trust Company, Trustee, PNB as Servicer is required to prepare certain information each year regarding distributions to Class A Certificateholders, Class B Certificateholders and the Collateral Interest Holder and the performance of the Providian Master Trust (the "Trust") during the period January 1, 2001 to July 16, 2001. The information which is required to be prepared for the Series 1997-3 Certificates with respect to the period January 1, 2001 to July 16, 2001, and with respect to the performance of the Trust during 2001 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the 2001 Distributions for the Series 1997-3 Class A Certificates and Class B Certificates (stated on the basis of $1,000 original certificate principal amount)

     (1)  The total amount distributed to Class A Certificateholders  per $1,000 original certificate principal amount....................$1,024.293511

     (2)  The  amount  set  forth  in  A(1)   above   distributed   to  Class  A
          Certificateholders   with  respect  to  interest per $1,000   original
          certificate principal amount................................$24.293511

     (3) The amount set forth in A(1) above distributed to Class A Certificateholders with respect to principal per $1,000 original certificate principal amount.............................$1,000.000000

     (4)  The total amount distributed to Class B Certificateholders  per $1,000 original certificate principal amount....................$1,032.643442

     (5)  The  amount  set  forth  in  A(4)   above   distributed   to  Class  B
          Certificateholders   with  respect  to  interest per $1,000   original
          certificate principal amount................................$32.643442

     (6) The amount set forth in A(4) above distributed to Class B Certificateholders with respect to principal per $1,000 original certificate principal amount.............................$1,000.000000

B)   Information Regarding the Performance of the Trust

     (1)  Allocation   of   Receivables   Collections   to  the  Series   1997-3
          Certificates

          (a) The aggregate amount of Finance Charge Receivables collected during the period January 30, 2001 to June 30,
               2001..............................................$825,780,154.96

          (b) The aggregate amount of Interchange collected and allocated to the Trust for the period January 30, 2001 to June 30,
               2001...............................................$41,242,261.00

          (c)  The aggregate  amount of Principal  Receivables  collected during the period January 1, 2001 to June 30, 2001.....$3,893,289,817.95

          (d)  The  Floating  Allocation  Percentage  with respect to the Series
               1997-3 Certificates for 2001............................6.826160%

          (e)  The Principal  Allocation  Percentage  with respect to the Series
               1997-3 Certificates for 2001............................6.974699%

          (f) The Finance Charge Receivables and Interchange collected and allocated to the Series 199703 Certificates for
               2001...............................................$59,184,339.38

          (g)  The Principal  Receivables  collected and allocated to the Series
               1997-3 Certificates for 2001......................$271,545,238.51

     (2)  Available  Finance  Charge  Collections,   Required  Draw  Amount  and
          Reallocated Principal Collections for Series 1997-3 for 2001

          (a)  The Finance  Charge  Receivables  and  Interchange  collected and allocated to the Series 1997-3 Certificates........$59,184,339.38

          (b)  Collection   Account  and  Special  Funding  Account   investment
               earnings allocated to the Series 1997-3 Certificates..$800,329.65

          (c)  Principal Funding Account Investment Proceeds.........$501,736.30

          (d)  Cash Collateral Account Investment Proceeds...........$520,992.47

          (e)  Reserve Draw Amount, if applicable..........................$0.00

          (f)  Additional  Finance  Charges from other  Series  allocated to the
               Series 1997-3 Certificates..................................$0.00

          (g) Payments, if any, on deposit as of the last Determination Date of 2001 received from any Interest Rate Protection Agreements..$0.00

          (h)  Required Draw Amount, if applicable.........................$0.00

          (i)  Reallocated Collateral Principal Collections................$0.00

          (j)  Reallocated Class B Principal Collections...................$0.00

          (k)  Total  Available  Finance  Charge   Collections  and  Reallocated
               Principal..........................................$61,007,397.80

     (3)  Available Principal Collections for Series 1997-3 for 2001

          (a)  The Principal  Receivables  collected and allocated to the Series
               1997-3 Certificates...............................$271,545,238.51

          (b)  Shared  Principal  Collections from other Series allocated to the
               Series 1997-3 Certificates........................$536,568,449.06

          (c)  Additional   amounts  to  be  treated  as   Available   Principal
               Collections pursuant to the Series Supplement......$21,698,926.99

          (d)  Reallocated Collateral Principal Collections................$0.00

          (e)  Reallocated Class B Principal Collections...................$0.00

          (f)  Available Principal  Collections for Series 1997-3 (total of (a),
               (b) and (c) minus (d).............................$829,812,614.56

     (4)  Delinquent Balances in the Trust

          The  aggregate   outstanding   balance  of  the  Accounts  which  were
          delinquent as of the close of business on June 30, 2001.

          (a)  30-59 days               $134,521,697
          (b)  60-89 days                 94,508,311
          (c)  90 or more days           178,513,552
                                        ------------
          (d)  Total Delinquencies      $407,543,560

     (5)  Defaulted Amount

          (a) The aggregate amount of Defaulted Receivables with respect to the Trust for the period January 1, 2001 to June 30,
               2001..............................................$360,782,814.56

          (b) The aggregate Amount of Recoveries of Defaulted Receivables processed during the period January 1, 2001 to June 30,
               2001...............................................$47,935,532.69

          (c) The Defaulted Amount for the period January 1, 2001 to June 30, 2001 [Defaulted Receivavables minus Recoveries]...$312,847,281.87

          (d)  The  Defaulted  Amount for 2001  allocable  to the Series  1997-3
               Certificates       (the      "Series       1997-3       Defaulted
               Amount")...........................................$21,698,926.99

          (e)  The Class A Defaulted  Amount for 2001 (sum of the monthly Series
               1997-3 Class A Defaulted Amount)...................$16,994,341.15

          (f)  The Class B Defaulted  Amount for 2001 (sum of the monthly Series
               1997-3 Class B Defaulted Amount)....................$2,415,868.41

     (6)  Class A Charge-Offs

          (a) The excess, if any, of the Class A Defaulted Amount over the sum of (i) Available Finance Charge Collections applied to such Class A Defaulted Amount, (ii) the Available Cash Collateral Amount applied to such Class A Defaulted Amount, (iii) Reallocated Principal Collections applied to such Class A Defaulted Amount,
               (iv) the amount by which the Collateral Invested Amount has been reduced in respect of such Class A Defaulted Amount and (v) the amount by which the Class B Invested Amount has been reduced in respect of such Class A Defaulted Amount (a "Class A Charge-Off")
               for 2001....................................................$0.00

          (b) The amount of the Class A Charge-Off set forth in item 6(a) above, per $1,000 original certificate principal amount (which will have the effect of reducing, pro rata, the amount of each
               Class A Certificateholder's investment) for 2001........$0.000000

          (c)  The total amount  reimbursed on July 16, 2001 in respect of Class
               A Charge-Offs for prior Distribution Dates..................$0.00

          (d) The amount set forth in item 6(c) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Class A
               Certificateholder's investment) for 2001................$0.000000

          (e) The amount, if any, by which the outstanding principal balance of the Class A Certificates exceeds the Class A Invested Amount if any, as of July 16, 2001, after giving effect to all deposits, withdrawals and distributions on such Distribution Date.....$0.00

     (7)  Class B Charge-Offs

          (a) The excess, if any, of the Class B Defaulted Amount over the sum of (i) Available Finance Charge Collections applied to such Class B Defaulted Amount , (ii) the Available Cash Collateral Amount,
               (iii) Reallocated Collateral Principal Collections applied to such Class B Defaulted Amount and (iv) the amount by which the Collateral Invested Amount has been reduced in respect of such
               Class B Defaulted Amount for 2001...........................$0.00

          (b) The amount by which the Class B Invested Amount has been reduced on July 16, 2001 in respect of Reallocated Class B Principal
               Collections.................................................$0.00

          (c) The amount by which the Class B Invested Amount has been reduced on July 16, 2001 in respect of item 6(a) (together with item
               7(a), "Class B Charge-Offs")................................$0.00

          (d) The total amount by which the Class B Invested Amount has been reduced on July 16, 2001 as set forth in items 7(a), (b) and
               (c).........................................................$0.00

          (e) The amount set forth in item 7(d) above per $1,000 original certificate principal amount (which will have the effect of reducing, pro rata, the amount of each Class B
               Certificateholder's investment).........................$0.000000

          (f) The total amount reimbursed on July 16, 2001 in respect of reductions in the Class B Invested Amount on prior Distribution
               Date........................................................$0.00

          (g) The amount set forth in item 7(f) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Class B
               Certificateholder's investment).........................$0.000000

          (h) The amount, if any, by which the outstanding principal balance of the Class B Certificates exceeds the Class B Invested Amount if any, as of July 16, 2001, after giving effect to all deposits, withdrawals and distributions on such Distribution Date.....$0.00

     (8)  Reductions in the Collateral Interest

          (a) The excess, if any, of the Collateral Defaulted Amount over Available Finance Charge Collections applied to such Collateral
               Defaulted Amount on July 16, 2001...........................$0.00

          (b) The amount by which the Collateral Invested Amount has been reduced on July 16, 2001 in respect of Reallocated Principal
               Collections.................................................$0.00

          (c) The amount by which the Collateral Invested Amount has been reduced on July 16, 2001 in respect of items 6(a) and 7(a)
               above.......................................................$0.00

          (d) The total amount by which the Collateral Invested Amount has been reduced on July 16, 2001 as set forth in items 8(a), (b) and
               (c).........................................................$0.00

          (e) The total amount reimbursed on July 16, 2001 in respect of reductions in the Collateral Invested Amount on prior
               Distribution Dates..........................................$0.00

          (f) The amount, if any, by which the outstanding principal balance of the Collateral Interest exceeds the Collateral Invested Amount, if any, as of July 16, 2001, after giving effect to all deposits, withdrawals and distributions on the Distribution Date......$0.00

     (9)  Investor Monthly Servicing Fee

          (a)  The amount of the Series 1997-3 Monthly Servicing Fee paid to the
               Servicer for 2001...................................$4,234,772.51

     (10) Cash Collateral Account

          (a) The Available Cash Collateral Amount on July 16, 2001, after giving effect to all deposits, withdrawals and distributions on such Distribution Date......................................$0.00

     (11) Class A Monthly Interest

          (a)  Class A Monthly Interest paid during 2001..........$13,859,448.09

     (12) Class B Monthly Interest

          (a)  Class B Monthly Interest paid during 2001...........$2,170,788.87

     (13) Principal Funding Account Amount

          (a) The amount on deposit in the Principal Funding Account on July 16, 2001, after giving effect to all deposits, withdrawals and distributions on such Distribution Date.....................$0.00

          (b) Deposits to the Principal Funding Account commenced on the Distribution Date occurring in April 2001.

     (14) Deficit Controlled Accumulation Amount

          The Deficit Controlled Accumulation Amount for July 16, 2001, after giving effect to all deposits, withdrawals and distributions on such
          Distribution Date................................................$0.00

     (15) Reserve Account (if applicable)

          (a) The amount on deposit in the Reserve Account, if funded, on the last Distribution Date of 2001, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related Transfer Date...............................$0.00

          (b)  The Required  Reserve  Account  Amount,  if any,  selected by the
               Servicer....................................................$0.00

C)   Class A Invested Amount

     (1)  The Class A Initial Invested Amount....................$570,500,000.00

     (2) The Class A Invested Amount on July 16, 2001, after giving effect to all deposits, withdrawals and distributions on such Distribution
          Date.............................................................$0.00

     (3) The Pool Factor for the last Distribution Date of 2001 (which represents the ratio of the Class A Invested Amount, as of such Distribution Date, after giving effect to any adjustment in the Class A Invested Amount on such Distribution Date, to the Class A Initial Invested Amount). The amount of a Class A Certificateholder's pro rata share of the Class A Invested Amount can be determined by multiplying the original denomination of the Class A Certificateholder's
          Certificate by the Pool Factor................................0.000000

D)   Class B Invested Amount

     (1)  The Class B Initial Invested Amount.....................$66,500,000.00

     (2) The Class B Invested Amount on July 16, 2001, after giving effect to all deposits, withdrawals and distributions on such Distribution
          Date.............................................................$0.00

     (3) The Pool Factor for the last Distribution Date of 2001 (which represents the ratio of the Class B Invested Amount, as of July 16, 2001, after giving effect to any adjustment in the Class B Invested Amount on such Distribution Date, to the Class B Initial Invested Amount). The amount of a Class B Certificateholder's pro rata share of the Class B Invested Amount can be determined by multiplying the original denomination of the Class B Certificateholder's Certificate by the Pool Factor............................................0.000000

E)   Collateral Invested Amount

     (1)  The Collateral Initial Invested Amount..................$63,000,000.00

     (2) The Collateral Invested Amount on July 16, 2001, after giving effect to all deposits, withdrawals and distributions on such Distribution
          Date.............................................................$0.00

     (3)  The  Collateral  Invested  Amount  as a  percentage  of the sum of the
          Invested Amount on such Distribution Dat.........................0.00%

F)   Receivables Balances

     (1)  The  aggregate  amount of  Principal  Receivables  in the Trust at the close of business on June 30, 2001......................$8,338,012,644

     (2)  The aggregate amount of Finance Charge Receivables in the Trust at the close of business on June 30, 2001........................$179,696,251

G)   Annualized Percentages

     (1)  The  average  Gross  Yield for 2001 (sum of the  monthly  Gross  Yield divided by 6)...................................................20.28%

     (2)  The  average  Net Loss Rate for 2001 (sum of the monthly Net Loss Rate divided by 6)....................................................7.03%

     (3) The average Portfolio Yield for 2001 (the average Gross Yield minus the average Net Loss Rate for the Series 1997-3 Certificates for
          2001)...........................................................13.25%

     (4)  The average  Base Rate for 2001 (sum of the monthly  Base Rate divided by 6)............................................................6.18%

     (5) The average Net Spread for 2001 (the average Portfolio Yield minus the average Base Rate for the Series 1997-3 Certificates for 2001)...7.07%

     (6)  The average  Monthly  Payment  Rate (sum of the monthly  Payment  Rate divided by 6)....................................................9.00%

H)   Series 1997-3 Information for the Last Three Distribution Dates

     (1)  Gross Yield

          a)   07/16/01                 20.95%
          b)   06/15/01                 16.58%
          c)   05/15/01                 19.77%

     (2)  Net Loss Rate

          a)   07/16/01                  6.11%
          b)   06/15/01                  6.74%
          c)   05/15/01                  8.75%

     (3)  Net Spread (Portfolio Yield Minus Base Rate)

          a)   07/16/01                  8.77%
          b)   06/15/01                  8.60%
          c)   05/15/01                  4.35%

          Three Month Average            7.24%

     (4)  Monthly Payment Rate

          a)   07/16/01                  9.29%
          b)   06/15/01                  9.12%
          c)   05/15/01                  8.84%

                                         PROVIDIAN NATIONAL BANK
                                         Servicer



                                         By: /s/ Daniel Sanford
                                             -----------------------------------
                                             Name:  Daniel Sanford
                                             Title: Senior Vice President and
                                                    Controller